Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Current Report on Amendment No. 1 to Form 8-K/A of Ultralife Corporation of our report for Electrochem Solutions, Inc. dated January 16, 2025, relating to the combined financial statements of Electrochem Solutions, Inc., a carve-out business of Integer Holdings Corporation as of and for the year ended December 31, 2023, appearing in this Current Report on Form 8-K/A.

/s/ Freed Maxick P.C. (f/k/a Freed Maxick CPAs, P.C.)

Rochester, New York

January 16, 2025